                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   ----------


           We consent to the incorporation by reference in the registration statement of Seer Technologies, Inc. on Forms S-8 (File Nos. 33-97856 and 33-97858) of our report dated October 24, 1997, on our audits of the consolidated financial statements of Seer Technologies, Inc., as of September 30, 1997, and for the years ended September 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                              /s/ COOPERS & LYBRAND L.L.P.
Washington, D.C.
December 29, 1997






                                     E-18